SEI INVESTMENTS COMPANY
                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:______________________________________

SUBMISSION DATE:___________________________

SECURITIES TRANSACTIONS
------------------------ ---------------------- ----------------------
Date of Transaction      Name of Issuer and     No. of Shares (if
                         Title of Security      applicable)


------------------------ ---------------------- ----------------------

------------------------ ---------------------- ----------------------

------------------------ ---------------------- ----------------------

------------------------ ---------------------- ----------------------

------------------------ ---------------------- ----------------------

SECURITIES TRANSACTIONS
---------------------- ---------------------- ---------------------- ----------------------
Principal Amount,      Type of Transaction    Price                  Name of Broker,
Maturity Date and                                                    Dealer or Bank
Interest Rate (if                                                    Effecting Transaction
applicable)
---------------------- ---------------------- ---------------------- ----------------------

---------------------- ---------------------- ---------------------- ----------------------

---------------------- ---------------------- ---------------------- ----------------------

---------------------- ---------------------- ---------------------- ----------------------

---------------------- ---------------------- ---------------------- ----------------------

If you had no reportable transactions during the quarter, please check here. ___

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer or Bank         Date Account was Established          Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. ___

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________